Exhibit 15.3

Our ref	YCU/658302-000001/26588459v1
Direct tel	+852 3690 7529
Email	charmaine.chow@maples.com

TAL Education Group

5/F, Tower B, Heying Center

Xiaoying West Street, Haidian District

Beijing 100085

People’s Republic of China

May 31, 2024

Dear Sirs

TAL Education Group

We consent to the reference to our firm under the heading “Item 4. Information on the Company-Organizational Structure” in the annual report on Form 20-F for the fiscal year ended February 29, 2024, which will be filed by TAL Education Group in May 2024 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference of our opinions under this heading into the Company’s Registration Statements No. 333-172178, 333-249518 and 333-275096 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 29, 2024.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP